              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


( x ) Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  ) Preliminary Proxy Statement
( x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                      MultiMedia, Inc.

          (Name of Registrant as Specified In Its Charter)

                      MultiMedia, Inc.

          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

( x )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                                 P.O. BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 19, 1995
TO OUR SHAREHOLDERS:
     You are cordially invited to the Annual Meeting of Shareholders of Multimedia, Inc. to be held at 2:00 P.M. on Wednesday, April 19, 1995, at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina, for the purpose of considering and acting upon the following:
     1. The election of twelve directors to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.
     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1995.
     3. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 3, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                     David L. Freeman, SECRETARY
Greenville, South Carolina
March 15, 1995
     A FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                      [This page left blank intentionally]

                                MULTIMEDIA, INC.
                             305 SOUTH MAIN STREET
                              POST OFFICE BOX 1688
                        GREENVILLE, SOUTH CAROLINA 29602
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 1995
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Multimedia, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on Wednesday, April 19, 1995, at the Roe Cabaret Theatre, Peace Center for the Performing Arts at 300 South Main Street in Greenville, South Carolina. The approximate date of mailing this Proxy Statement and the accompanying proxy is March 15, 1995.
     Only shareholders of record at the close of business on March 3, 1995, are entitled to notice of and to vote at the meeting. As of such date, there were outstanding 37,628,478 shares of Common Stock, $.10 par value per share (the only voting securities), of the Company. Each share is entitled to one vote.
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Multimedia, Inc., 305 South Main Street, Post Office Box 1688, Greenville, South Carolina 29602,
Attention: Secretary.
     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.
                                       1

                             ELECTION OF DIRECTORS
     The By-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders shall be determined by the Board of Directors. The Board has determined that twelve Directors shall be elected at the Annual Meeting.
     The following twelve persons are nominees for election as Directors at the meeting to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below. Except as otherwise noted below, the business address of each nominee is Multimedia, Inc., 305 South Main Street, Greenville, South Carolina 29601. Each such person is a citizen of the United States. There are no family relationships among the directors and the executive officers of the Company, except for Mrs. Ramsaur and Mrs. Stall who are cousins.
     The Company believes that all of the nominees will be available and able to serve as Directors, but in the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                                         DIRECTOR         OWNED (% OF
NAME                              PRINCIPAL OCCUPATION                    SINCE        OUTSTANDING) (20)
George H. V. Cecil                Chairman of Biltmore Farms, Inc.,        1975          21,000            (*)
                                  P.O. Box 5355, Asheville, North
                                  Carolina 28813 (Real Estate
                                  Development and Investments), Age 70
                                  (1)(15)(17)
Rhea T. Eskew                     Consultant to the Company,               1979          19,400            (*)
                                  400 Huntington Road
                                  Greenville, South Carolina 29615,
                                  Age 71 (2)(16)(17)
David L. Freeman                  Secretary of the Company and a           1984          83,800            (*)
                                  member of the law firm of Wyche,
                                  Burgess, Freeman & Parham, P.A., 44
                                  E. Camperdown Way, Greenville, South
                                  Carolina 29601, Age 70
                                  (3)(13)(14)(18)
Douglas J. Greenlaw               President and Chief Operating            1994              --            (*)
                                  Officer of the Company, Age 50
                                  (4)(13)
M. Dexter Hagy                    President of Vaxa Corporation,           1994           7,000            (*)
                                  Nations Bank Plaza, Suite 606,
                                  Greenville, South Carolina 29601
                                  (Investment Holding Company), Age 50
                                  (5)(13)(15)(17)
Robert E. Hamby, Jr.              Senior Vice President Finance and        1990         141,231            (*)
                                  Administration and Chief Financial
                                  Officer of the Company, Age 48
                                  (6)(13)

                                       2

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                                         DIRECTOR         OWNED (% OF
NAME                              PRINCIPAL OCCUPATION                    SINCE        OUTSTANDING) (20)
John T. LaMacchia                 President and Chief Executive            1989           6,600            (*)
                                  Officer and Director of Cincinnati
                                  Bell Inc., 201 East 4th Street,
                                  Cincinnati, Ohio 45202 (Telephone
                                  Company), Age 53 (7)(14)(17)
Leslie G. McCraw                  Chairman of the Board and Chief          1990           6,600            (*)
                                  Executive Officer of Fluor
                                  Corporation, 3333 Michelson Drive,
                                  Irvine, California 92730
                                  (Engineering and Construction), Age
                                  60 (8)(15)(17)
Dorothy P. Ramsaur                Homemaker active in the supervision      1986       1,566,822            (4.16%)
                                  of personal and family investments,
                                  1 Rockingham Road, Greenville, South
                                  Carolina 29607, Age 68 (9)(16)(17)
Donald D. Sbarra                  Chairman of the Board and Chief          1988          31,200            (*)
                                  Executive Officer of the Company,
                                  Age 64 (10)(13)
Elizabeth P. Stall                Homemaker active in civic affairs        1986          63,382            (*)
                                  and in the supervision of personal
                                  and family investments, 11 Sirrine
                                  Drive, Greenville, South Carolina
                                  29605, Age 63 (11)(14)(16)(17)(18)
William C. Stutt                  Limited Partner of Goldman Sachs         1981          28,000            (*)
                                  Group, L.P., 85 Broad Street, New
                                  York, New York 10004 (Investment
                                  Banking), Age 67
                                  (12)(13)(14)(17)(18)
All Directors and Executive                                                           2,289,804            (6.01%)(19)
Officers as a Group (17 persons)

 (*) Less than 1%.
 (1) Mr. Cecil is a Director of Carolina Power & Light Co. The number of shares shown as beneficially owned by Mr. Cecil includes 6,000 shares covered by options under the Director Stock Option Plan.
 (2) Mr. Eskew elected to retire from the Company in December 1989. Prior to his retirement, Mr. Eskew served as Senior Executive of Multimedia Newspaper Company from December 1984. The number of shares shown as beneficially owned by Mr. Eskew includes 6,000 shares covered by options under the Director Stock Option Plan.
 (3) Mr. Freeman was elected Secretary of the Company in April 1990. He served as Assistant Secretary of the Company from April 1982 to April 1990. Mr. Freeman is a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., general counsel to the Company. The
                                       3
     number of shares shown as beneficially owned by Mr. Freeman includes 8,800 shares covered by options but does not include 8,200 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.
 (4) Mr. Greenlaw was elected President and Chief Operating Officer in August 1994. Mr. Greenlaw was Chairman and Chief Executive Officer of the Ventures Division of Whittle Communications, Ltd. from December 1991 until August 1994. He was Executive Vice President of MTV Networks, Inc., a subsidiary of Viacom, Inc., from 1987 until December 1991. The number of shares shown as beneficially owned by Mr. Greenlaw does not include 50,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.
 (5) From 1991 through 1993, Vaxa Corporation owned and Mr. Hagy operated Siteguard Security Holding Company, a security alarm business headquartered in Greenville, South Carolina. Mr. Hagy is a Director of Carolina First Corporation. The number of shares shown as beneficially owned by Mr. Hagy includes 5,000 shares covered by an option under the Director Stock Option Plan. Mr. Hagy's initial report on Form 3 under the Securities Exchange Act of 1934, as amended, was filed late.
 (6) Mr. Hamby was elected Senior Vice President Finance and Administration and Chief Financial Officer in October 1993. He served as Treasurer and Chief Financial Officer from October 1987 to October 1993. Mr. Hamby is a Director of Carolina First Corporation. The number of shares shown as beneficially owned by Mr. Hamby includes 123,000 shares covered by options but does not include 59,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Hamby also includes 1,543 shares held by the Company's Thrift Plan, of which Mr. Hamby may be deemed a beneficial owner, and 5,700 shares owned by his wife as custodian for his sons, of which shares owned by his wife he disclaims beneficial ownership.
 (7) Mr. LaMacchia is a Director of the Kroger Co. The number of shares shown as beneficially owned by Mr. LaMacchia includes 6,000 shares covered by options under the Director Stock Option Plan.
 (8) Mr. McCraw is a Director of Allergan, Inc. The number of shares shown as beneficially owned by Mr. McCraw includes 6,000 shares covered by options under the Director Stock Option Plan.
 (9) The number of shares shown as beneficially owned by Mrs. Ramsaur includes 1,244,247 shares held by her as trustee under the will of Roger Peace. The number of shares shown as beneficially owned by Mrs. Ramsaur includes 6,000 shares covered by options under the Director Stock Option Plan.
                                       4

(10) Mr. Sbarra was elected Chairman of the Board and Chief Executive Officer of the Company in June 1994. He was elected Senior Vice President of Operations of the Company in December 1993 and Senior Vice President of the Company in October 1987. He served as Chairman of Multimedia Cablevision Company from April 1993 to December 1993 and President of Multimedia Cablevision Company from April 1981 to April 1993. The number of shares shown as beneficially owned by Mr. Sbarra includes 25,000 shares covered by options.
(11) Mrs. Stall is a Director of Carolina First Corporation. The number of shares shown as beneficially owned by Mrs. Stall includes 750 shares held by her as personal representative of her husband's estate, of which shares she disclaims beneficial ownership. The number of shares shown as beneficially owned by Mrs. Stall includes 6,000 shares covered by options under the Director Stock Option Plan.
(12) The Goldman Sachs Group, L.P., of which Mr. Stutt is a limited partner, is the 99% general partner of Goldman, Sachs & Co. The number of shares shown as beneficially owned by Mr. Stutt includes 1,400 shares owned by his wife (individually or as custodian for a child), of which he disclaims beneficial ownership, and 300 shares owned by his daughter and son-in-law, as to which shares he has investment power but disclaims beneficial ownership, and 300 shares owned by his stepson, of which he disclaims beneficial ownership. The number of shares shown as beneficially owned by Mr. Stutt also includes 6,000 shares covered by options under the Director Stock Option Plan.
(13) Member of the Executive Committee.
(14) Member of the Compensation Committee.
(15) Member of the Audit Committee.
(16) Member of the Employee Benefits Committee.
(17) Member of the Stock Option Committee.
(18) Member of the Nominating Committee.
(19) Includes an aggregate of 481,900 shares covered by options which are or may become exercisable within 60 days; includes 11,106 shares held by the Company's Thrift Plan of which an executive officer may be deemed a beneficial owner, and excludes an aggregate of 402,600 shares covered by options not exercisable within 60 days by executive officers.
(20) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares are deemed "beneficially owned" if the named person has the right to acquire ownership of such shares within 60 days. Percentages are computed on the assumption that unissued shares so subject to acquisition upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
                                       5

     The Board of Directors met nine times during the year ended December 31, 1994. The Executive Committee met seven times in 1994 for the purpose of acting for the Board between Board meetings. The Audit Committee met with representatives of KPMG Peat Marwick LLP two times during 1994 for the purpose of reviewing the firm's scope and results of their audit. The Compensation Committee met five times in 1994 for the purpose of submitting to the Board of Directors suggested officers' salaries for the ensuing year, incentive bonus plans and other non-stock compensation. The Stock Option Committee, established for the purpose of granting options for the Company's common stock to the Company's executive officers and employees, met three times in 1994. The Employee Benefits Committee, established for the purpose of reviewing new and amended employee benefit programs and personnel policies, did not meet in 1994. The Nominating Committee met twice in 1994 for the purpose of recommending to the Board nominees for election as directors. Nomination recommendations from shareholders will be considered by the Nominating Committee and should be sent to the attention of the Company's Secretary at the Company's address. All Directors, other than Mrs. Ramsaur, attended at least 75 percent of the meetings of the Board and Committees on which such Directors serve.
                     PRINCIPAL SHAREHOLDERS OF THE COMPANY
     As of December 31, 1994 (except as noted below), to the extent known to the Company and based on information provided by the following persons, the following provides certain information as to the persons or groups who were the only beneficial owners of 5% or more of the outstanding shares.

                                                                         NUMBER OF
                          NAME & ADDRESS                                   SHARES           PERCENT
                           OF BENEFICIAL                                BENEFICIALLY       OF TOTAL
                               OWNER                                       OWNED          OUTSTANDING
Heine Securities Corporation
Michael F. Price                                                           2,763,400           7.34%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078 (1)
Southeastern Asset Management, Inc.
O. Mason Hawkins                                                           3,813,000          10.13%
  6075 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119 (2)
Wachovia Corporation, as trustee                                           1,964,991           5.22%
  301 North Main Street
  Winston-Salem, North Carolina 27150 (3)
Wellington Management Company                                              2,701,215           7.18%
  75 State Street
  Boston, Massachusetts 02109 (4)

                                       6

(1) The number of shares shown as beneficially owned by Heine Securities Corporation ("HSC") is based on information provided as of December 31, 1994. One or more of HSC's advisory clients is the legal owner of 2,763,400 shares. Pursuant to investment advisory agreements with its advisory clients, HSC has sole investment discretion and voting authority with respect to such 2,763,400 shares. Michael F. Price is President of HSC, in which capacity he exercises voting control and dispositive power over the same shares. Mr. Price disclaims beneficial ownership of the shares beneficially owned by HSC.
(2) The number of shares shown as beneficially owned by Southeastern Asset Management, Inc. ("Southeastern") is based upon information provided as of February 28, 1995. These shares are owned by various investment advisory clients of Southeastern. Pursuant to investment advisory agreements with its clients, Southeastern has sole voting power with respect to 2,270,000 shares, shared voting power with respect to 1,403,400 shares, sole investment power with respect to 2,395,600 shares and shared investment power with respect to 1,403,400 shares. O. Mason Hawkins is Chairman of the Board and Chief Executive Officer of Southeastern. Mr. Hawkins disclaims beneficial ownership of the shares owned by Southeastern.
(3) The number of shares shown as beneficially owned by Wachovia Corporation as trustee is based on information provided as of December 31, 1994, and are held by its subsidiary, Wachovia Bank of South Carolina, N.A., as trustee. With respect to these shares, Wachovia or its subsidiary has sole voting power with respect to 1,045,341 shares, shared voting power with respect to 110,064 shares, sole investment power with respect to 1,232,815 shares and shared investment power with respect to 720,486 shares.
(4) The number of shares shown as beneficially owned by Wellington Management Company ("WMC") is based on information provided as of December 31, 1994. These shares are owned by various investment advisory clients of WMC or its subsidiary, Wellington Trust Company, N.A. Pursuant to investment advisory agreements with such clients, WMC or its subsidiary has shared voting power with respect to 1,099,240 shares and shared investment power with respect to all 2,701,215 shares.
                                       7

                               EXECUTIVE OFFICERS
     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board:

                                                                                         SHARES
                                                                                      BENEFICIALLY
                                                                                       OWNED (% OF
NAME                           POSITION                                              OUTSTANDING)(7)
Michael C. Burrus              Vice President of the Company and President of             64,000 (*)
                               Multimedia Cablevision Company, Age 40 (2)
David L. Freeman               Secretary of the Company, Age 70 (1)                       83,800 (*)
Douglas J. Greenlaw            President and Chief Operating Officer of the                   -- (*)
                               Company, Age 50 (1)
Robert E. Hamby, Jr.           Senior Vice President -- Finance and Adminis-             141,231 (*)
                               tration and Chief Financial Officer of the Company,
                               Age 48 (1)
James M. Hart                  Vice President of the Company and President of             12,600 (*)
                               Multimedia Broadcasting Company, Age 52 (3)
Thomas L. Magaha               Vice President -- Development of the Company, Age          38,643 (*)
                               42 (4)
William deB. Mebane            Vice President of the Company and President of             78,178 (*)
                               Multimedia Newspaper Company, Age 46 (5)
Donald D. Sbarra               Chairman of the Board and Chief Executive Officer          31,200 (*)
                               of the Company, Age 64 (1)
Robert L. Turner               Vice President of the Company and President of            121,348 (*)
                               Multimedia Entertainment Company, Age 53 (6)

(*) Less than 1%.
(1) See information under "ELECTION OF DIRECTORS".
(2) Mr. Burrus joined the Company in 1981 and was named Vice President of the Company and President of Multimedia Cablevision Company in April 1993. He served as Executive Vice President of Multimedia Cablevision Company from March 1992 until April 1993. He served as Vice President of Operations and Finance of Multimedia Cablevision Company from February 1985 until March 1992. The number of shares shown as beneficially owned by Mr. Burrus includes 64,000 shares covered by options but does not include 84,100 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement.
(3) Mr. Hart joined the Company in April 1967 and was named Vice President of the Company and President of Multimedia Broadcasting Company in September 1994. He served as Vice President and General Manager of WBIR-TV (wholly owned by the Company) from November 1981 until September 1994. The number of shares shown as beneficially owned by
                                       8

    Mr. Hart includes 12,600 shares covered by options but does not include 80,000 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. Mr. Hart's initial report on Form 3 under the Exchange Act was filed late.
(4) Mr. Magaha joined the Company in October 1979 and was named Vice
    President -- Development of the Company in September 1994. He served as Vice President -- Finance and Development/Controller of the Company from November 1993 until September 1994, Vice President and Controller from October 1990 until November 1993 and Controller from December 1985 until October 1990. The number of shares shown as beneficially owned by Mr. Magaha includes 26,700 shares covered by options but does not include 29,100 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Magaha also includes 1,943 shares held by the Company's Thrift Plan, of which Mr. Magaha may be deemed a beneficial owner.
(5) Mr. Mebane was elected Vice President of the Company and President of Multimedia Newspaper Company in March 1989. From December 1983 to March 1993, he served from time to time as Publisher of the Greenville News and the Greenville Piedmont (wholly owned by the Company). He served as Vice President of Multimedia Newspaper Company from June 1985 to February 1989. The number of shares shown as beneficially owned by Mr. Mebane includes 53,600 shares covered by options but does not include 45,400 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Mebane also includes 606 shares held for him in an IRA account and 7,472 shares held by the Company's Thrift Plan, of which Mr. Mebane may be deemed a beneficial owner.
(6) Mr. Turner joined the Company and was named President of Multimedia Entertainment Company in February 1991 and was elected Vice President of the Company in April 1991. Mr. Turner was President and Chief Executive Officer of Orbis Communications, Inc. (a syndicated program and television movie business) from February 1984 until February 1991. The number of shares shown as beneficially owned by Mr. Turner includes 121,200 shares covered by options but does not include 46,800 shares covered by options, which excluded options become exercisable more than 60 days after the date of this Proxy Statement. The number of shares shown as beneficially owned by Mr. Turner also includes 148 shares held by the Company's Thrift Plan, of which Mr. Turner may be deemed a beneficial owner.
(7) See Note (20) to the table under "ELECTION OF DIRECTORS".
                                       9

                            MANAGEMENT COMPENSATION
     The following table sets forth certain information respecting the compensation of each individual who served as the Chief Executive Officer of the Company during 1994, and the four other most highly compensated executive officers of the Company in 1994, for the fiscal years ended December 31, 1994, 1993 and 1992.
                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                             ANNUAL COMPENSATION (1)      SECURITIES
             NAME AND                                                     UNDERLYING        ALL OTHER
        PRINCIPAL POSITION           YEAR    SALARY ($)     BONUS ($)    OPTIONS (#)     COMPENSATION ($)
Donald D. Sbarra                     1994     $489,930      $ 431,250        25,000        $  4,215 (2)
Chairman and CEO                     1993      323,680        125,000            --           5,622 (2)
                                     1992      323,680        187,961            --           5,609 (2)
Walter E. Bartlett                   1994      290,178             --            --         267,564 (3)
Chairman, President and CEO          1993      533,676        236,000            --           4,444 (2)
(until June 1994)                    1992      528,244        325,000            --           2,739 (2)
Robert L. Turner                     1994      394,654        100,000        30,000           3,000 (2)
President MEC                        1993      383,776        169,725            --           4,717 (2)
                                     1992      371,710        213,150        18,000           4,468 (2)
Robert E. Hamby, Jr.                 1994      313,680        175,000        42,000           3,094 (2)
Senior VP Finance and CFO            1993      298,680        164,691            --           4,859 (2)
                                     1992      283,680        182,023        20,000           4,644 (2)
William deB. Mebane                  1994      283,680        190,000        31,000           3,010 (2)
President MNC                        1993      273,680         96,195            --           4,761 (2)
                                     1992      260,680        165,236        14,000           4,531 (2)
Douglas J. Greenlaw
President and COO                    1994      308,756        100,000        50,000                  --

(1) The Company pays for various perquisites such as club memberships for executive officers and certain other employees. Such club memberships may have been used for personal reasons on occasion. However, the Company has made reasonable inquiry and has concluded that the aggregate amounts of such and other personal benefits do not, in any event, exceed $50,000 or 10% of the salary and bonus as to each person.
(2) Amounts contributed by the Company under the Company's Thrift Plan, except that the amounts shown for Mr. Sbarra also include $1,100 each year for life insurance that will provide a death benefit of $88,417 payable to his beneficiary in the event of his death.
                                       10

(3) Mr. Bartlett resigned as Chairman and Chief Executive Officer in June 1994. The 1994 amount for Mr. Bartlett includes $264,425 for consulting services subsequent to his retirement and $3,139 in amounts contributed by the Company under the Company's Thrift Plan.
                     OPTION GRANTS IN THE LAST FISCAL YEAR
     The following table sets forth the options granted in 1994 to the named executive officers.

                                                        INDIVIDUAL GRANTS
                                   NUMBER OF       % OF TOTAL
                                  SECURITIES        OPTIONS
                                  UNDERLYING        GRANTED                                          GRANT DATE
                                    OPTIONS       TO EMPLOYEES        EXERCISE        EXPIRATION      PRESENT
                                  GRANTED (#)    IN FISCAL YEAR    PRICE ($/SH)(1)     DATE (2)     VALUE ($)(3)
Donald D. Sbarra                     25,000            3.3%            $ 26.25          12/8/04      $  390,250
Walter E. Bartlett                     None             --                  --               --              --
Robert L. Turner                     15,000            2.0%              34.25           2/7/04         296,400
                                     15,000            2.0%              26.25          12/8/04         234,150
Robert E. Hamby, Jr.                 20,000            2.6%              34.25           2/7/04         395,200
                                     22,000            2.9%              26.25          12/8/04         343,420
William deB. Mebane                  15,000            2.0%              34.25           2/7/04         296,400
                                     16,000            2.1%              26.25          12/8/04         249,760
Douglas J. Greenlaw                  50,000            6.5%              29.75          7/19/04         896,500

(1) The exercise price of the options granted was the fair market value of the Company's common stock on the date of grant.
(2) Each option becomes exercisable for 20% of the shares covered thereby on the first anniversary and for an additional 20% of the shares covered thereby on each anniversary thereof. In addition, options granted to Mr. Sbarra become exercisable in full on his 65th birthday (May 1995).
(3) The present value determination was made using the Black-Scholes option pricing model as measured at the date of each grant. The following assumptions were used in the Black-Scholes option pricing model: expected volatility based upon the most recent 180 trading days prior to the grant, expected risk-free rate of return based upon the yield of Treasury Securities maturing at the same time as the option, dividend yield of 0%, expected exercise period of 10 years and no adjustments for nontransferability or risk of forfeiture.
                                       11

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR-END OPTION VALUES
     The following table sets forth information on option exercises during 1994 by the named executive officers and the value of such officers' unexercised options at December 31, 1994.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                             SHARES                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                           ACQUIRED ON                            OPTIONS                     OPTIONS
                            EXERCISE         VALUE         AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(2)
           NAME                (#)      REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Donald D. Sbarra                  --      $        --           --        25,000     $       --      $62,500
Walter E. Bartlett           200,000        5,208,400           --            --             --           --
Robert L. Turner                  --               --      121,200        46,800      1,753,389       73,191
Robert E. Hamby, Jr.              --               --      123,000        59,000      1,057,149       90,691
William deB. Mebane               --               --       53,600        45,400        223,641       75,691
Douglas J. Greenlaw               --               --           --        50,000             --           --

(1) The value shown represents the excess of the stock's fair market value on the exercise date over the exercise price.
(2) The values shown represent the excess of the fair market value at December 31, 1994, over the exercise price of the shares covered by the unexercised options held by the named executive.
     The Board of Directors has approved a plan of Executive Salary Protection (the "Protection Plan") for selected executive officers, under which the Company will pay, to each participant's beneficiary, a continuation of income in the event of the participant's death. In the event of the death of a participant while still employed prior to age 65, the participant's beneficiary will receive 100% of a specified dollar amount set from time to time by the Board of Directors for that participant for one year and 50% of such amount for each of nine additional years or until the employee's sixty-fifth birthday, whichever is later. The specified dollar amount for Mr. Bartlett was $350,000. The specified dollar amount for Messrs. Sbarra, Turner, Hamby, Mebane and Greenlaw as of December 31, 1994, was $250,000 each. In conjunction with the Protection Plan, the Company purchases life insurance on the life of each participant for the exclusive benefit of the Company to indemnify the Company for its potential liabilities under the Protection Plan. The insurance plan is designed so that, if the assumptions made as to mortality and turnover experience, policy dividends, tax savings, interest and other actuarial factors are realized, the Company should recover all its payments, plus a factor for the use of the Company's money.
                                       12

     The following table sets forth the annual pension benefit payable under the Company's Retirement Pension Plan (the "Pension Plan") to an employee, including any employee who is a director or an officer, upon retirement in 1995, at age 65, based on selected periods of service.
                               PENSION PLAN TABLE

AVERAGE
 ANNUAL                                   YEARS OF SERVICE
EARNINGS         15              20              25              30              35
$100,000     $ 18,750.00     $ 25,000.00     $ 31,250.00     $ 37,500.00     $ 43,750.00
200,000 (2)    37,500.00       50,000.00       62,500.00       75,000.00       87,500.00
300,000 (2)    56,250.00       75,000.00       93,750.00      112,500.00      131,250.00(1)
400,000 (2)    75,000.00      100,000.00      125,000.00(1)   150,000.00(1)   175,000.00(1)
500,000 (2)    93,750.00      125,000.00(1)   156,250.00(1)   187,500.00(1)   218,750.00(1)
600,000 (2)   112,500.00      150,000.00(1)   187,500.00(1)   225,000.00(1)   262,500.00(1)
700,000 (2)   131,250.00(1)   175,000.00(1)   218,750.00(1)   262,500.00(1)   306,250.00(1)
800,000 (2)   150,000.00(1)   200,000.00(1)   250,000.00(1)   300,000.00(1)   350,000.00(1)

(1) Exceeds the maximum annual amount payable under the Pension Plan of
    $120,000.
(2) Exceeds the maximum annual cash compensation counted under the Pension Plan of $150,000.
     The Pension Plan covers all full-time employees of the Company and most of its subsidiaries. The amount payable each year under the Pension Plan to a participant is calculated using a percentage of the average of the employee's cash compensation (including bonuses) during the employee's most recent five highest consecutive compensation years out of the last 10 worked, which percentage is based on the employee's years of service, reduced by a factor reflecting the participant's social security benefits, and is adjusted if retirement occurs prior to normal retirement age. Under this plan, Mr. Sbarra has 26 years of service; Mr. Bartlett had 27 years of service; Mr. Greenlaw has no years of service; Mr. Turner has four years of service; Mr. Hamby has 10 years of service, and Mr. Mebane has 24 years of service.
     In April and July 1991, the Board of Directors adopted a Supplemental Retirement Program for Messrs. Bartlett and Sbarra which provides an annual supplemental retirement benefit for 10 years. The Program provided for monthly vesting on a pro-rata basis beginning July 1, 1991, through December 31, 1994. In connection with Mr. Bartlett's retirement in June 1994, the program was amended to provide that Mr. Bartlett would receive the full amount of the Program's Retirement benefit notwithstanding the termination of his employment prior to December 31, 1994. The fully vested annual supplemental retirement benefit is $200,000 for Mr. Bartlett and $100,000 for Mr. Sbarra.
                                       13

OTHER
     Douglas J. Greenlaw has an agreement with the Company pursuant to which his base salary is at the annual rate of $400,000, and he received in 1994 a one time payment of $150,000 in addition to a bonus of $100,000. The agreement provides that for 1995 he will be entitled to a bonus equal to the greater of the bonus due as a participant in the Management Committee Incentive Compensation Plan or $100,000 plus one-half of the amount he would be due as a participant in the Management Committee Incentive Compensation Plan. If Mr. Greenlaw's employment is terminated without cause prior to July 31, 1996, he will receive a lump sum payment equal to his annual base salary then in effect.
     Under a deferred compensation agreement, William deB. Mebane, or his beneficiary, is entitled to receive $2,500 per year for 10 years in the event of his pre-retirement death or disability or upon his retirement.
     Outside directors receive annual fees of $19,200 each, paid on a monthly basis, and attendance fees of $1,000 per board meeting and $350 per committee meeting (other than Executive Committee meetings) in addition to the directors' fees. Outside directors serving on the Executive Committee receive additional annual fees of $19,200 and attendance fees of $1,000 per Executive Committee meeting. Directors receive reimbursement of travel expenses. In addition, under the Director Stock Option Plan, each non-employee director receives an initial option for 5,000 shares of the Company's common stock and subsequent annual option grants for 1,000 shares of the Company's common stock. The exercise price of each of these options is or will be the common stock's market price on the date of grant.

     NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.
                      REPORT OF THE COMPENSATION COMMITTEE
                           AND STOCK OPTION COMMITTEE
     The Compensation Committee of the Board of Directors (the "Compensation Committee") periodically submits to the Board recommendations respecting the salary, bonus and other non-stock compensation to be provided to the Company's executive officers. The Stock Option Committee of the Board (the "Stock Option Committee") grants options for the Company's common stock to the Company's executive officers and employees. These Committees provide the following joint report.
EXECUTIVE OFFICER COMPENSATION
     The Committees believe that the Board and its committees must act on the shareholders' behalf in establishing executive compensation programs, because the Company's shareholders ultimately bear the cost of these programs. The Company's executive compensation philosophy and the structure and administration of the executive compensation programs are adopted and effected in accordance with that belief. The Committees annually review the Company's corporate performance and that of its executive officers in determining appropriate compensation. The Committees strive to sustain a balance between the Company's need to attract and retain qualified and motivated executives, on the one hand, and the maximization of the Company's operating performance and the safeguarding of its assets in order to enhance long-term shareholder value, on the other.
     The Committees' executive compensation philosophy is to provide for risk-based pay opportunities that reflect Company and individual performance. In addition, the Company's executive compensation is structured to (i) align executive compensation with Company and individual performance, (ii) ensure compensation fairness and consistency in accordance with individual responsibilities and performances and (iii) emphasize both short and long-term Company performance. The current executive compensation structure consists of base salary, annual cash incentive bonus programs and stock options.
     During the last few years, an increasing portion of each executive's total compensation has become dependent on annual Company performance. The applicable performance measurements have broadened from primarily goals relating to operating cash flow (as defined by the Company) (1985 to 1990) to operating cash flow goals plus (beginning in 1991) individual performance objectives based on strategic and operational considerations.
                                       15

     The Compensation Committee's guiding objective in the establishment of base compensation is to provide a competitive salary in light of the executive's level and scope of responsibilities, the executive's performance and the Company's salary budget. The Compensation Committee periodically has the Company's executive base salaries compared with marketplace information, so that a near median relation is sought. This comparison is based on the Towers Perrin Media Industry Compensation Survey of 75 companies (including 14 of the 18 companies in the Company's Peer Group Index). The base level of income is modified annually, based on subjective judgments, by the Compensation Committee, considering primarily cost of living increases and any change in the individual's responsibilities. The executive officers' 1994 base compensation was increased from the 1993 amounts by a cost of living adjustment in all cases except one where an additional increase was given to account for an enlargement of responsibilities.
     To motivate and reward the accomplishment of annual corporate, divisional and individual objectives, the Compensation Committee has approved a Management Committee Incentive Plan ("MCIP"). This plan provides for annual cash compensation awards to executive officers (other than the chief executive officer and chairman of the board) that vary from 0% to 100% of base salary depending upon the achievement of net operating cash flow levels determined by the Company's management by reference to the Company's annual budget approved by the Board and objective and subjective key individual goals specified by the chief executive officer (in the case of Mr. Greenlaw and of Mr. Hamby) or the chief operating officer (in the case of the other executive officers covered by the plan). As a pay-for-performance bonus plan, year-end incentive awards are paid only if minimum performance thresholds are met. Participants are subject to two performance measures: (1) corporate/divisional operating cash flow goals which govern 75% of the possible award and provide for the minimum bonus payment if 95%, and the maximum bonus payment if 110%, of the applicable cash flow goal is met, and (2) key individual objectives which are weighted based on their importance to the Company and account for 25% of the potential award. These components provide a superior incentive award opportunity if superior results are achieved. For 1994, each division with the exception of the Entertainment Division achieved at least 95% of its budgeted cash flow goal, and the Company achieved 101.4% of its cash flow goal. Each of the officers covered by the MCIP achieved at least 90% of his key individual objectives during 1994.
     The 1994 bonus paid to Mr. Greenlaw was based, and any bonus to be paid to Mr. Greenlaw in 1995 will be based, upon his contractual agreement with the Company.
     The Stock Option Committee believes that significant executive stock ownership is a major incentive in building shareholders' wealth and aligning the interest of executives and shareholders. Stock options are granted to officers and other employees by the Stock Option Committee and generally vest over a five-year employment period.
                                       16

     Numerous objective and subjective factors are considered by the Stock Option Committee in the allocation of stock options among operating divisions, business units and individual executives. Some of the more important factors considered are:
     (Bullet) Operating cash flow contribution
     (Bullet) Operating profit contribution
     (Bullet) Operating cash flow contribution less capital expenditures (Bullet) Number of business locations or staff functions managed
     (Bullet) Number of key executives managed
     (Bullet) Future potential of the key executive
     Commencing in 1994, the Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The Compensation Committee has not yet adopted a position with respect to whether or not the Company's cash bonus plans will be structured to cause them to be exempt from the $1 million limit of deductibility. In 1994, no executive officer's cash compensation exceeded $1,000,000. The Stock Option Committee believes, as a result of certain transition rules, that options granted prior to the Company's 1997 annual shareholders meeting under the Company's current stock option plans are not and will not be affected by the $1 million deductibility limitation.
CHIEF EXECUTIVE OFFICER COMPENSATION
     Mr. Sbarra assumed the position of Chief Executive Officer of the Company in June 1994. Prior to that, Mr. Sbarra served as Senior Vice President of Operations of the Company.
     The Chief Executive Officer's base salary is determined by the Compensation Committee in its sole discretion based on comparisons with marketplace information as described above under "Executive Officer Compensation". The rate of Mr. Sbarra's 1994 base compensation was adjusted, upon his becoming Chief Executive Officer, to the rate of Mr. Bartlett's 1994 base compensation as Chief Executive Officer before his resignation.
     While annual shareholders' total return is important, it is subject to the vagaries of the market. The annual cash bonus paid to the Company's chief executive officer is determined by the Compensation Committee in its sole discretion. In exercising this discretion, the Compensation Committee generally considers subjective factors, such as the chief executive officer's leadership in strategic development of the Company, and specific corporate goals that should ultimately be reflected in higher stock prices, such as operating cash flow, net earnings and earnings per share. In addition, the Compensation Committee considers the amount of the cash bonus which the chief executive officer would have received had he been subject to the MCIP.
                                       17

     The cash bonus paid to Mr. Sbarra in 1994, $300,000, approximated the bonus he would have received had he been subject to the MCIP. No other factor was significant in determining Mr. Sbarra's 1994 cash bonus. In addition, Mr. Sbarra was given in 1994 a stock bonus of 5,000 shares (valued at $131,250 based upon the fair market value of the Company's stock on the date awarded) and a stock option grant of 25,000 shares. The exercise price of the stock options granted was the fair market value of the Company's common stock on the date of grant. The stock bonus and stock option grants were made based upon the Stock Option Committee's subjective recognition that Mr. Sbarra had taken on extraordinary responsibilities in stepping into the Chief Executive Officer position in mid-year.
     Mr. Bartlett, Chairman of the Board, President and Chief Executive Officer of the Company until his resignation in June 1994, was not granted a bonus at year-end because his resignation was prior to year-end. In view of the stock options which Mr. Bartlett received in connection with the Company's 1985 Recapitalization, he was not granted any stock options in 1994. The amount paid in 1994 to Mr. Bartlett for consulting services after his resignation was equal to the amount he would have received as base compensation during that period had he remained the Chief Executive Officer.

COMPENSATION COMMITTEE       STOCK OPTION COMMITTEE
John T. LaMacchia, Chair     John T. LaMacchia, Chair
David L. Freeman             George H. V. Cecil
Elizabeth P. Stall           Rhea T. Eskew
William C. Stutt             M. Dexter Hagy
                             Leslie G. McCraw
                             Dorothy P. Ramsaur
                             Elizabeth P. Stall
                             William C. Stutt

                               PERFORMANCE GRAPH
     A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and a Company selected peer group over the same period is presented below:
                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG MULTIMEDIA, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX
       ASSUMES $100 INVESTED ON JANUARY 1, 1990 AND DIVIDEND REINVESTMENT

(The Performance Graph appears here. The plot points are listed as follows:)

                     1989      1990     1991      1992      1993      1994
MULTIMEDIA INC.      100      72.68    73.28     103.55    109.13     90.81
PEER GROUP           100      80.72    90.08     106.83    133.85    128.34
BROAD MARKET         100      81.12   104.14     105.16    126.14    132.44


Note: The peer group consists of the following companies:
      A. H. Belo Corporation
       Capital Cities/ABC, Inc.
       CBS, Inc.
       Comcast Corporation
       Dow Jones & Company, Inc.
       Gannett Co, Inc.
       Knight-Ridder, Inc.
       Lee Enterprises
       Media General, Inc.
       Multimedia, Inc.
      New York Times Company
       Park Communications, Inc.
       TCA Cable TV, Inc.
       Tele-Communications, Inc.
       Times Mirror Company
       Tribune Company
       Viacom, Inc.
       Washington Post Company
     The peer group used in the Company's Performance Graph contained in the Company's 1994 Proxy Statement included Scripps Howard Broadcasting Company, the stock of which ceased being publicly traded.
                                       19

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION
     The following directors served on the Compensation Committee during 1994:
John T. LaMacchia, as Chair, David L. Freeman, Elizabeth P. Stall and William C. Stutt. The following directors served on the Stock Option Committee during 1994:
John T. LaMacchia, as Chair, George H. V. Cecil, Rhea T. Eskew, M. Dexter Hagy, Leslie G. McCraw, Dorothy P. Ramsaur, Elizabeth P. Stall and William C. Stutt.
     During 1994, David L. Freeman served as the Secretary for the Company and various of its subsidiaries and was employed by the Company in that capacity. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr. Freeman is a member, serves as the Company's general counsel and was paid approximately $528,000 by the Company in 1994 for its legal services. Prior to 1990, Rhea T. Eskew was an officer of the Company. William C. Stutt is a limited partner of The Goldman Sachs Group, L.P., the 99% general partner of Goldman, Sachs & Co. which has provided investment banking services for the Company on several occasions in the past. In addition, Goldman Sachs is a market maker in the Company's shares and from time to time provides other services for the Company. The Company announced on February 22, 1995, that its Board of Directors had authorized management, together with Goldman Sachs & Co. to explore strategic alternatives to enhance shareholder value.
                              ELECTION OF AUDITORS
     The Board of Directors recommends the ratification of the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for 1995 and to audit and report to the shareholders upon the financial statements as of and for the period ending on December 31, 1995. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions which the shareholders may have. KPMG Peat Marwick LLP has acted for the Company in this capacity since 1969, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as such auditors and tax advisers.
     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.
                                       20

                      VOTING AND OTHER SHAREHOLDER RIGHTS
     Only holders of the Company's 37,628,478 shares of common stock of record at the close of business on March 3, 1995, will be entitled to vote at the Annual Meeting. The shareholders' common stock may not be voted cumulatively in the election of Directors.
     Directors will be elected by a plurality of the votes cast at the meeting. The affirmative vote of more shares present or represented at the Annual Meeting voting in favor than voting against will be required to ratify the appointment of auditors. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting, but have no effect on the votes respecting the matters to be voted upon at the meeting.
     In September 1989, the Company declared a dividend distribution of one common share purchase Right for each then and subsequently outstanding share of the Company's common stock. The Rights are designed to assure that all the Company's shareholders, other than an "acquiring person", receive equal treatment in the event of any proposed takeover of the Company. Each Right will entitle the holder to buy from the Company one share of common stock at an exercise price of $133.33.
     The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender or exchange offer, the consummation of which would result in beneficial ownership by a person or group of 15% or more of the common stock. If a person or group acquires beneficial ownership of 15% or more of the Company's outstanding common stock, each holder of a Right, other than Rights beneficially owned by the acquiring person or group, will have the right to purchase common shares of the Company having a market value of twice the exercise price of the Right (or such lesser number of shares for such proportionately lesser purchase price as is permitted by the amount of the Company's unissued authorized shares). Further, at any time after a person or group acquires beneficial ownership of 15% or more (but less than 50%) of the Company's outstanding common stock, the Board of Directors may, at its option, exchange part or all of the Rights (other than Rights beneficially owned by the acquiring person or group) for shares of the Company's common stock on a one-for-one basis. If the Company is acquired in a merger or other business combination transaction or participates in any of certain specified extraordinary transactions, each holder of a Right, other than Rights beneficially owned by a person or group beneficially owning 15% or more of the Company's outstanding common stock, will thereafter have the right to purchase common shares of the acquiring or surviving company which at the time of such transaction will have a market value of twice the exercise price of the Right.
     Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the Company's common stock, the Rights are redeemable for one-third of one cent per Right at the option of the Board of Directors. If unexercised, the Rights expire September 6, 1999.
                                       21

                            SOLICITATION OF PROXIES
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.
                         PROPOSALS OF SECURITY HOLDERS
     Any shareholder of the Company who desires to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before November 15, 1995.
                             FINANCIAL INFORMATION
     THE COMPANY'S 1994 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT THE DATE OF MAILING THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF MARCH 3, 1995, WHO SO REQUESTS IN WRITING, A COPY OF SUCH 1994 ANNUAL REPORT OR THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO MULTIMEDIA, INC., 305 S. MAIN STREET, POST OFFICE BOX 1688, GREENVILLE, SOUTH CAROLINA 29602,
ATTENTION: CORPORATE COMMUNICATIONS.
                                 OTHER BUSINESS
     As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.
     The above Notice and Proxy Statement are sent by order of the Board of Directors.
                                                     David L. Freeman, SECRETARY
Greenville, South Carolina
March 15, 1995
                                       22

*************************************************************************
                                 APPENDIX

PROXY                                                                MULTIMEDIA, INC.
                                                                       P.O. Box 1688
                                                                  Greenville, S.C. 29602

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Donald D. Sbarra and Robert E. Hamby, Jr. and each of them as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Multimedia, Inc. held of record by the undersigned on March 3, 1995 at the annual meeting of shareholders to be held April 19, 1995 or any adjournment thereof.
1. Election of Directors

   FOR all nominees listed below  [ ]               WITHHOLD AUTHORITY [ ]
(EXCEPT AS MARKED TO THE CONTRARY BELOW)   TO VOTE FOR ALL NOMINEES LISTED BELOW

 G. H. V. Cecil, R. T. Eskew, D. L. Freeman, D. J. Greenlaw, M. D. Hagy, R. E.
                          Hamby, Jr., J. T. LaMacchia,
     L. G. McCraw, D. P. Ramsaur, D. D. Sbarra, E. P. Stall and W. C. Stutt (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1995.
             [ ] FOR             [ ]   AGAINST            [ ]  ABSTAIN

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3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.
                                         Please sign exactly as name appears on
                                         this proxy. When shares are held by
                                         joint tenants, both should sign. When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

                                         Signature

                                         Signature if held jointly
                                         DATED                            , 1995
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.